LEASE AGREEMENT

                        50 WASHINGTON STREET REALTY CORP.

                                   "Landlord"

                                       to

             Pequot Systems, Inc. and Cybernet Data Services, Inc.
                                50 Washington St.
                            South Norwalk, CT. 06854

                                    "Tenant"




         This lease (the "lease") is made and dated April 4, 1997, by and between 50 WASHINGTON STREET REALTY CORPORATION, as landlord, ("Landlord") 50 Washington Street, South Norwalk, CT. and Pequot Systems, Inc. and Cybernet Data Systems, Inc. as Tenant, 50 Washington Street, South Norwalk, CT. ("Tenant").

                              W I T N E S S E T H:

1. DEFINITIONS. In addition to terms described elsewhere in this Lease, the following terms have the following meanings:

(A)  "Demised Premises":               6600 sq. ft., 9th Floor (See Exhibit A)

(B)  "Base Rent":                      $12.00 per sq. ft., $79200.00 annually,
                                       $6600.00 per month. Payment of the first month's rent is payable upon Tenant's execution of the lease.

(C)  "Term"                            Three (3) years.

(D)  "First Option"                    Tenant has the right to renew this Lease
                                       Agreement for an additional two (2) years upon receipt of a written notification by the Landlord 90 days prior to the expiration of this agreement at the rate of $13.50 per sq. ft.

(E)  "Term Commencement Date":         May 1, 1997

(F)  "Term Ending Date":               April 30, 2000

(G)  "Rent Commencement Date":         May 1, 1997

(H)  "Occupancy":                      Upon full execution of the lease by both
                                       parties.

(I)  "Tenant Use of Electric"          Tenant will pay to the Landlord the
                                       amount billed by the South Norwalk
                                       Electric Company for the energy used by
                                       the tenant and billed to that Tenant
                                       space. A copy of the bill will be
                                       provided for verification.

(J)  "Permitted Use"                   Computer systems and operations company.

(K)  "Parking Spaces"                  21 spaces.

(L)  "Security Deposit"                $13200.00 due at time of tenant execution
                                       of the lease.

(M)  "Demolition Clause"               Tenant agrees not to commence any
                                       demolition of the premises without the
                                       written permission of the Landlord.

(N)  "Landlord Improvements"           Landlord agrees to build-out the space as
                                       follows:

                                       1). Install a fire-safe door at the
                                           entrance of the restroom corridor.
                                           (See Exhibit B).
                                       2). Construct a wall approximately 9 ft
                                           by 28 ft, taped, primed, and painted
                                           to match existing color. (See Exhibit
                                           B).
                                       3). Remove shower stall and sinks in
                                           the training room. (See Exhibit B).

                                       4). Inspect HVAC system for proper
                                           operation.
                                       5). Inspect lighting and replace any
                                           burned-out bulbs or ballasts.

(O)   "Tenant's Work"                  Tenant will renovate part of the office
                                       space to enable the build-out for two
                                       (2) new offices. Landlord agrees to pay
                                       for this build-out and bill-back the
                                       Tenant for the build-out in 36 equal
                                       payments commencing with the first rent
                                       payment on May 1, 1997 and ending with
                                       the last rental payment on April 1, 2000
                                       (See Exhibit C).

(P)  "Signage"                         Landlord will provide signs in lobby
                                       directory and in the elevators. Tenant
                                       has the right to install a sign,
                                       approved by the Landlord in advance as to size, in the 9th floor lobby area as a directional sign to their space.

(Q)  "Interior Cleaning"               Provided by the Landlord.

(R)  "Pro-rata Share"                  Tenant will pay their pro-rata share
                                       (.0351%) of any increase in the Common
                                       Area Maintenance expense and Real
                                       Estate Tax over the base year of 1997.

(S)  "Right of First Refusal"          Tenant has the right of first refusal
                                       for any adjacent space that is or becomes available to lease.

         Executed on this 4th day of April 1997.

LANDLORD:                                   TENANT:


50 WASHINGTON ST. REALTY CORP.              Pequot Systems, Inc.
                                            Cybernet Data Systems, Inc.


By: /s/ Illegible signature                 By: /s/ Juergen Goersch
Name: /s/ Illegible signature               Name: /s/ Juergen Goersch
Title: President                            Title: VP


                                            Cybernet Data Systems, Inc.

                                            By:
                                               --------------------------------

                                            Name:
                                                 ------------------------------

                                            Title:
                                                  -----------------------------

                                TABLE OF CONTENTS
                            FOR OFFICE BUILDING LEASE


                                                                                    Page
ARTICLE 1         Demised Premises                                                  1
ARTICLE 2         Term                                                              1
ARTICLE 3         Use                                                               2
ARTICLE 4         Rent                                                              3
ARTICLE 5         Services Provided by Landlord                                     3
ARTICLE 6         Quiet Enjoyment                                                   5
ARTICLE 7         Repairs and Maintenance                                           5
ARTICLE 8         Adjustment of Base Rental                                         5
ARTICLE 9         Alterations and Improvements                                      7
ARTICLE 10        Assignment and Subletting                                         8
ARTICLE 11        Compliance with Laws                                              10
ARTICLE 12        Fire or Other Casualty                                            11
ARTICLE 13        Eminent Domain                                                    11
ARTICLE 14        Indemnity                                                         11
ARTICLE 15        Waiver of Subrogation                                             12
ARTICLE 16        Subordination                                                     12
ARTICLE 17        Access by Landlord                                                13
ARTICLE 18        Landlord's Lien                                                   13
ARTICLE 19        Defaults and Remedies                                             13
ARTICLE 20        Nonwaiver                                                         16
ARTICLE 21        Holding Over                                                      16
ARTICLE 22        Notice                                                            16
ARTICLE 23        Limitation of Landlord's Liability                                17
ARTICLE 24        Estoppel Certificate                                              17
ARTICLE 25        Attorneys' Fees                                                   17
ARTICLE 26        Administrative Charge for Late Payment                            18
ARTICLE 27        Relocation and Substitution of Premise                            18
ARTICLE 28        Miscellaneous                                                     18
ARTICLE 29        Signage                                                           20
ARTICLE 30        Parking                                                           21
ARTICLE 31        Redevelopment Regulations                                         21
ARTICLE 32        Mechanics Liens                                                   21
ARTICLE 33        Option to renew                                                   22

                                    EXHIBITS

EXHIBIT "A" Floor Plan Showing Demised premises
EXHIBIT "B1" Rules and Regulations
EXHIBIT "B" Landlord's Work
EXHIBIT "C" Tenant's Work

                                      LEASE
                                    AGREEMENT


         THIS LEASE AGREEMENT is made and entered into by and between the Landlord and Tenant, whether one or more.

                                  WITNESSETH:


         1. Demised Premises

                  1.1. Subject to and upon the terms, provisions and conditions hereinafter set forth, Landlord hereby leases the Demised Premises to Tenant in the Building. The area hereby leased in the Building is hereafter called the "Demised premises" and is shown outlined on the floor plan drawings which are attached hereto marked Exhibit "A-1" and made a part hereof and incorporated in here by reference for all purposes. The rentable area contained within the Demised premises shall be deemed for all purposes, to be the number of square feet set forth herein above.

         2. Term

                  2.1. Subject to and upon the terms and conditions set forth herein and as noted on the Lease Cover Page, or in any exhibit or addendum hereto, this Lease is for a term to commence on the Term Commencement Date which shall be either the date upon which the Demised premises are ready for occupancy (as defined in Article 2.2 below) or the date Tenant or anyone claiming under or through Tenant first occupies the Demised premises for the conduct of its business, whichever date occurs earlier, and shall end on the Term Ending Date, or on such date as the term of this Lease shall sooner cease and terminate as hereinafter provided. Promptly following the Commencement Date, Landlord and Tenant shall, upon request of Landlord (and not otherwise) enter into a supplementary agreement fixing the Commencement Date of this Lease, but the failure of Landlord and Tenant to execute such supplementary agreement shall have no effect whatsoever on Landlord's and Tenant's obligations hereunder. This lease is not recordable by the Tenant.

                  2.2. The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner, and subject to the terms, conditions and covenants set forth in Exhibit "B" which is attached hereto and made a part hereof for all purposes. The installations, facilities, materials and work so to be furnished, installed and performed in the Demised Premises by Landlord at its expense are hereinafter (and in Exhibit "B") referred to as "Landlord's Work." All other installations, facilities, materials and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Demised Premises for Tenant's occupancy, shall be at Tenant's sole cost and expense, and are hereinafter (and in Exhibit "B") called "Tenant's Finish Work."

                           2.2.l. In connection with Landlord's Work and/or
Tenant's Finish Work, Landlord and Tenant further covenant as follows:

                                    2.2.1.1. The Demised Premises shall be
deemed ready for occupancy on the date that Landlord's Work in the Demised Premises shall have been substantially completed and it shall be so deemed, notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which do not materially interfere with Tenant's use of the Demised premises.

                                    2.2.1.2. Paragraph deleted.

                                    2.2.1.3. If and when Tenant shall take
actual possession of the Demised Premises, it shall be conclusively presumed that the same were in satisfactory condition as of the date of such taking of possession, unless, within seven (7) days after such date Tenant shall give Landlord written notice specifying with particularity the respects in which the Demised Premises were not in satisfactory condition. After taking possession of the Demised Premises, any such notice from Tenant shall in no manner whatsoever relieve Tenant from the payment of rent, or allow a delay in the payment of rent by Tenant, or otherwise excuse Tenant from performance of its obligations under this Lease.

                  2.3. The effective date of this Lease shall be the date of acceptance of this Lease by Landlord.

                  2.4. Not withstanding the fact that the "Commencement Date" of this Lease shall be a date subsequent to the effective date of this Lease, Landlord and Tenant intend and agree that each shall have vested rights immediately upon execution of this Lease and it is intended that this Lease shall be fully binding upon the parties hereto and shall be in full force and effect from and after execution hereof by both Tenant and Landlord.

                  2.5. Tenant covenants and agrees to pay Landlord a Security Deposit, upon execution of this Lease. Upon the occurrence of any event of default (hereinafter described) by Tenant, Landlord may, from time to time and without prejudice to any other remedy, apply said Security Deposit to the extent necessary to pay any arrears of Base Rental or any other damages, injury, expense or liability caused to Landlord by such event of default. Landlord shall, subject to the terms of this Lease, return to Tenant any remaining balance of such Security Deposit within a reasonable period of time not exceeding thirty (30) days after the termination of this Lease. The Security Deposit shall not be considered an advance payment of Base Rental or a measure of Landlord's damages in case of default by Tenant. If at any time during the term hereof, the Security Deposit, or any portion thereof, is applied to delinquent Base Rent, or as otherwise permitted by the terms of this Lease, Tenant shall, not later than ten (10) days after written notice from Landlord, restore the Security Deposit to its original amount as set out in the first sentence of this Article 2.5.

         3. Use

                  3.1. The Demised Premises are to be used and occupied by Tenant solely for the purpose of general and executive offices, and the Tenant shall not use the Demised Premises for any other purpose unless noted on the Lease Cover Page or without the express prior written consent of Landlord, which consent Landlord may deny at Landlord's sole discretion.

         4. Rent

                  4.1. As rental for the use and occupancy of the Demised Premises (hereinafter sometimes called "Annual Base Rent") Tenant shall pay (and hereby agrees to pay) in lawful money of the United States of America, to Landlord, at the Building office (or at such other address as designated by Landlord), in advance, without demand, deduction, set-off or abatement, the following:

                           4.1.1. For each month of the primary term hereof,
(plus the partial month, if any, at the commencement date of this Lease), payable in advance, on the first day of each such month, the sum of one-twelfth of the Annual Base Rent per month, and

If the commencement date is not the first day of a calendar month, or the term of this Lease does not end on the last day of a calendar month, Tenant will pay, in advance, on the commencement date, or the first day of the last month of the term of this Lease, a pro rata part of such monthly amount as rental for the first or last partial month, as the case may be. Tenant shall also pay to Landlord, as additional rent, all other sums of money as shall become due from and payable by Tenant to Landlord under the terms of this Lease. Landlord shall have the same remedies for default for the payment of additional rent as are available to Landlord in the case of a default in the payment of Annual Base Rent.

         4.2. Any payment of Annual Base Rent received after the tenth (10th) day of the month, or any payment of additional rent, or any other sums due to Landlord hereunder received later than ten (10) days after the due date, shall be considered a late payment, and such amounts shall bear interest from the due date until paid at the lesser of: (1) twelve percent (12%) per annum; or (2) two percent (2%) below the highest nonusurious interest rate permitted by applicable law. Any such interest shall be payable as additional rent hereunder and shall be payable to Landlord immediately on demand.

         5. Services Provided by Landlord

                  5.1. Subject to the terms of this Lease, Landlord agrees to furnish to Tenant:

                           5.1.1. Air conditioning and heating in season, Monday
through Friday 8:00 a.m. to 8:00 p.m. and Saturdays 9:00 a.m. to 3:00 p.m. and at such temperatures and in such amounts as are commercially reasonable. Since this system is under the control of Energy Management, Tenant will pay any cost increase in the heat or air conditioning for their space for the extended time period between shutdown at 7:00 PM and 8:00 PM.

                           5.l.2. Hot and cold water at those points of general
supply provided on the floor on which the Demised Premises are located.

                           5.l.3. Janitor service on a five (5) day week basis;
provided however, if Tenant's floor covering or other improvements in the Demised Premises is other than Building standard, Tenant shall pay the additional cleaning costs attributable thereto as additional rent hereunder. Tenant shall pay additional rent provided for in this paragraph not later than ten (10) days after presentation of a statement therefor by Landlord, and Tenant's failure to timely pay such amount shall constitute a default under this Lease.

                           5.l.4. Building standard fluorescent bulb replacement
in all common areas and all incandescent bulb replacement in public areas, restrooms, and stairwells. Tenant shall pay for all bulb replacement within the Demised Premises.

                           5.1.5. Electrical facilities to furnish sufficient
power for typewriters, calculating machines and other machines of similar low electrical consumption; but not including electricity required for duplicating and electronic data processing equipment, special lighting in excess of Building standard, or any other item of electrical equipment, the electrical power requirement of which singly consumes more than 0.25 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase; and provided further that if any installation of said electrical equipment requires additional air conditioning capacity above that provided by the Building's standard system, then the additional air conditioning installation and operating costs shall be the sole obligation of Tenant. Tenant shall pay to Landlord, monthly as billed, such charges as may be separately metered or fairly allocated if the Demised Premises are less than the area covered by the meter (the cost of any such meter and its installation to be borne by Tenant) or as Landlord's engineer may compute for any electrical service in excess of that stated above.

                  5.2. Failure by Landlord to any extent to furnish these defined services, or any cessation or interruption thereof, resulting from causes beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either persons or property, nor shall the same be construed an eviction of Tenant, nor work an abatement of rent, nor relieve or excuse Tenant from fulfillment or performance of any covenant or agreement hereof. Should any of the equipment or machinery break down, or for any cause cease to function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption of services occasioned thereby or resulting therefrom. In the event of any such interruption of such services, Landlord shall use, reasonable diligence to restore such service in any circumstance in which such restoration is within reasonable control of Landlord.

                  5.3. Should Tenant desire any additional services beyond those described in Subarticle 5.1 above, or desire rendition of such services outside the normal times such services are provided by Landlord, then Landlord may (at Landlord's option), upon reasonable advance notice from Tenant to Landlord, furnish such services and Tenant agrees to pay Landlord such charges as may be agreed upon between Landlord and Tenant, but in no event at a charge less than Landlord's actual cost, plus overhead for the additional services provided, it being agreed that the cost to Landlord of such additional services shall be excluded from the "Basic Cost" as that term is defined in Article 8 of this Lease.

                  5.4.1 Landlord shall furnish Tenant with two keys for each corridor door entering the Demised Premises. Additional keys will be furnished at a charge determined by Landlord on a written order signed by Tenant or Tenant's duly authorized representative. All keys shall remain the property of Landlord. No additional locks shall be allowed on any door of the Demised Premises without the express written permission of Landlord first received, and Tenant shall not make or permit to be made any duplicate keys. Upon termination of this Lease, Tenant shall deliver to Landlord all keys to the Demised Premises and shall give to Landlord a full explanation of any combinations for all locks for safes, and vault doors, if any, in the Demised Premises.

                  5.4.2 Landlord shall furnish Tenant with access cards upon tenant's request. Each card shall require a $7.00 deposit, which will be refundable at the time of returning those cards. Tenant shall review the instructions of the access cards which is part of rules and regulation, and follow it carefully.

                  5.5. Landlord shall provide and install, at Tenant's cost, all signs, letters or numerals on the doors in the Demised Premises; all such signs, letters and numerals shall be in the Building's standard as determined by the Landlord, and no others shall be used or permitted on the Demised Premises. Landlord shall also provide and install, at Tenant's expense, a listing for Tenant's business on the Building directory board.

                  5.6. All installations now or hereafter placed on the Demised Premises in excess of "Building standard items," as determined by Landlord, shall be for Tenant's account and at Tenant's cost (and Tenant shall pay all taxes related to their improvements and increases in insurance thereon), which costs shall be payable by Tenant to Landlord as additional rent hereunder promptly on being invoiced therefor; and failure by Tenant to pay the same in full within thirty (30) days after receipt of a statement therefor shall constitute an event of default by Tenant hereunder, giving rise to all remedies available to Landlord under this Lease and at law for nonpayment of rent.

         6. Quiet Enjoyment

                  6.1. Provided Tenant complies with its covenants, duties, agreements and obligations hereunder, Tenant shall quietly have, hold and enjoy the Demised Premises subject to the terms and provisions of this Lease.

         7. Repairs and maintenance

                  7.1. Landlord shall, at Landlord's expense (except as may be otherwise provided for herein) make the necessary repairs of damage to the building corridors, lobby. structural members of the Building, HVAC systems, lighting systems, and equipment used to provide services referred to herein, unless any such damage is caused by the acts or omissions of Tenant, its agents, employees, representatives or invitees, in which event Tenant agrees to pay the costs of such repairs. Tenant will promptly give Landlord written notice of any damage requiring repair by Landlord as provided above.

                  7.2. Tenant shall not injure the Demised Premises or the Building, but Tenant shall maintain and keep the Demised Premises in a clean, attractive condition, and in good repair, excepting only damage to be repaired by Landlord as provided for above. Upon termination of this Lease, Tenant will surrender and deliver the Demised Premises to Landlord in the same condition in which they existed at the commencement of the Lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant.

         8. Adjustment of Annual Base Rent

                  8.1. The Annual Base Rent provided for herein includes the Basic Cost (as that term is hereafter defined) for the last full calendar year ending on December 31, preceding the Commencement Date of the lease. The Basic Cost for the calendar year set out in the preceding sentence is herein called the "Basic Year Cost."

                  8.2. The term "Basic Cost," as used herein, shall mean all operating expenses incurred and/or paid with respect to ownership, maintenance and operation of the Building. All operating expenses shall be determined in accordance with generally accepted accounting principles applicable to the real estate industry. The term "operating expenses" as used herein shall mean all expenses, costs and disbursements (not including specific costs especially billed to and paid by specific tenants, nor rental commissions) of every kind and nature which Landlord shall pay or become obligated to pay because of, or in connection with, the ownership, maintenance and operation of the Building, including, but not limited to, the following:

                           8.2.l. Wages and salaries of all employees engaged in
operation and maintenance of the Building, or access control to and from the Building, including taxes, insurance, and benefits relating thereto.

                           8.2.2. All supplies, tools, equipment, and material
used in operation and maintenance of the Building.

                           8.2.3. Management fees relating to management of the
Building.

                           8.2.4. Costs of all utilities for the Building,
including but not limited to, costs of water and power, heating, lighting, air conditioning, and ventilating for the Building.

                           8.2.5. Costs of all maintenance, cleaning,
janitorial, and service agreements relating to the Building and all equipment and systems therein (including, without limitation, elevator maintenance and security); and costs of window cleaning.

                           8.2.6. Costs of all insurance relating to the
Building including but not limited to, the cost of casualty and liability insurance and rent insurance and insurance covering Landlord's personal property used in connection therewith.

                           8.2.7. All taxes and assessments and other
governmental charges whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Demised Premises or by others subsequently created or otherwise, and any other taxes and improvement assessments attributable to the Building (and the parcel of land on which it is erected) or its operation, excluding, however, federal and state taxes on Landlord's income. It is agreed and understood that Tenant will be responsible for all ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed Building standard allowances.

                           8.2.8. Paragraph deleted.

                           8.2.9. The cost of capital expenditures made to the
Building by reason of the laws and requirements of any public authorities or the requirements of any insurance companies or bodies.

                  If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in operating expenses, then the cost thereof shall be included in operating expenses. The costs of capital equipment or capital expenditures are so to be included in operating expenses (for each year during the term of this Lease) on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in operating expenses are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the prime interest rate then charged by the Chase Manhattan Bank, plus one percent (1%), at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings and reductions in operating expenses, then the rentals and other costs paid or incurred in connection with such leasing shall be included in operating expenses for the year in which they were incurred.

                  8.3. At the end of each calendar year during the term of this Lease, Landlord shall compute the Basic Cost (calculated as herein provided) for such calendar year or portion thereof. The Base Year Cost shall then be subtracted from the actual Basic Cost for the applicable year, and the remainder shall be multiplied by the Tenant's Prorata share, the product of such multiplication being herein called the "Escalation Payment." Tenant shall thereupon be obligated to pay to Landlord such Escalation Payment as additional rent within ten (10) days after Landlord shall have submitted to Tenant a bill or invoice therefor.

                  8.4. After Landlord shall have submitted to Tenant a bill or invoice for the first Escalation Payment due under Subarticle 8.3 above, Landlord may thereafter submit to Tenant a bill or invoice each month for one-twelfth (1/12) of such last previous Escalation Payment, or for one-twelfth (1/12) of such greater amount as may be later estimated by Landlord to be due by Tenant under this Article 8 as the Escalation Payment for such then current year. The amount of the first such bill or invoice shall be determined by multiplying the monthly amount due by the number of calendar months of the then current year which shall have commenced as of the date of the bill or invoice. In the event of such billing or invoicing procedure by Landlord, then Tenant shall be bound and obligated (and hereby agrees) to pay such indicated amounts contemporaneously with each required payment of rental hereunder, on the first day of each calendar month, monthly in advance, for each and every month in the term of this Lease in lawful money of the United States of America.

                  8.5. Once each calendar year, Landlord shall perform such computations as are necessary to determine the Escalation Payment properly payable by Tenant under this Article 8, whereupon, if Tenant shall have overpaid pursuant to the monthly estimates referred to above, Landlord shall refund to Tenant the amount of the excess (less any sums due and owing by Tenant to Landlord); but if Tenant shall have underpaid, Landlord shall invoice Tenant for the amount of the underpayment and such underpayment shall be due from Tenant to Landlord within thirty (30) days thereafter.

                  8.6. Whenever the term "Tenant's Prorata Share", it shall be deemed (and it is agreed by Tenant) that such share or proportion is the percent on the Lease Cover Page.

         9. Alterations and Improvements

                  9.1. Tenant will make no alteration, change, improvement, repair, replacement or addition to the Demised Premises without the prior written consent of Landlord which will not be unreasonably withheld. If Landlord grants such prior written consent, then the work to be done in connection therewith shall be done at Tenant's sole cost and expense, but by workmen of Landlord or workmen and/or contractors approved in advance, in writing, by Landlord and in a manner and upon terms and conditions and at a time satisfactory to Landlord. In any instance where Landlord grants such consent, Landlord may grant such consent contingent and conditioned upon Tenant's contractors, laborers, material, men and others furnishing labor or materials for Tenant's job working in harmony and not interfering with any labor utilized by Landlord, Landlord's contractors or mechanics or by any other tenant or such tenant's contractors or mechanics; and if at any time such entry by one or more persons furnishing labor or materials for Tenant's work shall cause disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon notice to Tenant.

                  9.2. Any and all permitted alterations, additions, improvements, or changes (when made to the Demised Premises by Tenant) shall at once become property of Landlord and shall be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise; provided, however, this clause shall not apply to moveable equipment or furniture owned by Tenant. Tenant hereby expressly waives all rights to any payment or compensation for any alterations, changes or improvements to the Demised Premises. Notwithstanding the provision that such alterations, improvements and changes will remain in the Demised Premises upon termination of this Lease, if Landlord so requests in writing, Tenant, shall prior to termination of this Lease, remove any and all alterations, fixtures and property placed or installed by Tenant in the Demised Premises and will repair any damages caused by such removal.

                  9.3. Tenant may remove its trade fixtures, moveable office furniture, and equipment not attached to the Building provided:

                           9.1.1. Such removal is made not later than two (2)
days following termination of this Lease.

                           9.3.2. Tenant is not in default of any obligation or
covenant of this Lease at the time of such removal.

                           9.3.3. Tenant shall promptly repair all damage caused
by such removal.

                           9.4. If any property not belonging to Landlord
remains at the Demised Premises after expiration of the term of this lease, tenant hereby authorizes landlord to make such disposition of such property as landlord may desire without liability for compensation or damages to Tenant in the event that such property is property of Tenant; and in the event that such property is the property of someone other than Tenant, Tenant agrees to expressly indemnify and hold Landlord harmless from any and all claims, damages, suits, liability, loss and expenses in connection therewith or incident to any such removal, exercise of dominion over and/or disposition of such property by Landlord.

         10. Assignment and Subletting

                  10.1. Neither the Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise shall assign this Lease or sublease the Demised Premises or any part thereof, or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Demised Premises without the express prior written consent of Landlord which consent will not be unreasonably withheld and any attempt to do any of the foregoing, without the express prior written consent of Landlord, shall be null, void, and of no force and effect. In the event Tenant should desire to assign this Lease or to sublet the Demised Premises, Tenant shall give Landlord written notice of such desire at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease (and Tenant shall deliver to Landlord with such notice true and correct copies of any written proposal, memorandum, offer, sublease, or assignment which Tenant has received or which is proposed) and Tenant shall also deliver to Landlord the names and addresses of all proposed subtenants or assignees, together with financial statements, certified by a certified public accountant, and other credit information as required by Landlord to determine the credit worthiness of the proposed subtenant or assignee. Landlord shall then have a period of thirty (30) days following receipt of such notice and information within which to notify Tenant, in writing, that Landlord elects either (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant (as to when the proposed assignment or sublease would take effect), in which event Tenant shall be relieved of all further obligations hereunder as to such affected space (and in such event; and at the request of Landlord, Tenant agrees to execute and deliver to Landlord a written instrument acknowledging that this Lease has been terminated): or (ii) permit Tenant to assign this Lease or to sublet the affected space, subject however, to the written approval of the proposed assignee or sublessee by Landlord; and further subject to the requirement that Tenant shall enter into a written agreement with Landlord and with such assignee or sublessee providing that any profit realized by Tenant as a result of such assignment or sublease ("profit" meaning the consideration agreed upon between Tenant and the assignee, or the difference between the rental rate agreed upon between Tenant and sublessee and the rent then required to be paid under this Lease multiplied by the number of months in the term of the sublease) shall, to the extent such profit is immediate, be due and payable by Tenant to Landlord upon the execution of an assignment or sublease, and, to the extent such profit is deferred, shall be payable to Landlord by the assignee or sublessee as it accrues; or (iii) to refuse to consent to Tenant's assignment of this Lease or sublease of the Demised Premises and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of its election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. No consent by

Landlord to any assignment or sublease shall be deemed to be consent to a use not permitted under this Lease, to any act in violation of the terms of this Lease, or to any other subsequent assignment or sublease; and no assignment or sublease by Tenant shall relieve Tenant of any obligations under this Lease. Any attempted assignment or sublease by Tenant in violation of the terms and covenants of this Article 10 shall be void and of no force and effect. Landlord hereby consents to an initial subtenant who will take possession at the commencement date without further compliance with this paragraph.


                  10.2. No permitted or consented to assignment or sublease shall be effective or valid for any purpose whatsoever unless and until a counterpart of the assignment or a counterpart of the sublease shall have been first delivered to Landlord, and in the event of an assignment, the Tenant shall have delivered to Landlord a written agreement, in form and substance acceptable to Landlord, executed and acknowledged by Tenant and such assignee, in recordable form, wherein the assignee shall assume, jointly and severally with Tenant, the due and punctual performance of all of the terms and provisions of this Lease on Tenant's part to be performed through the end of the term of this Lease notwithstanding any other or further assignment. Tenant agrees to pay to Landlord the attorney's fees incurred by Landlord in connection with any approved sublease or assignment, and any agreements or documents related thereto.

                  10.3. If this Lease is assigned, or if the Demised Premises is sublet or occupied by any person or entity other than Tenant, Landlord may, after default by Tenant, collect rent and other sums directly from the assignee, subtenant or other occupant, and apply the net amount collected to the rent herein reserved; but it is understood and agreed that no such assignment, subletting or occupancy, or any such collection, shall be deemed a waiver by Landlord of any of Tenant's covenants contained in this Article 10 or otherwise under the terms of this Lease, or acceptance of such assignee, subtenant or occupant as "Tenant," or a release of Tenant from further performance by Tenant of the covenants on the part of Tenant herein contained.

                  10.4. Any sublease agreement as permitted under this Lease shall contain a provision specifying that upon termination of the Lease by reason of eviction, Landlord shall have the option to either terminate any sublease permitted hereunder, or to require the subtenant thereunder to enter into a new lease directly with Landlord on the same terms and conditions as the sublease. At Landlord's request, the subtenant under any sublease permitted hereunder shall enter into a written agreement with Landlord confirming the provisions of this Subarticle 10.04.

                  10.5. If Tenant is a corporation, then any transfer of this Lease from Tenant by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this Lease shall constitute an assignment for the purposes of this Article 10; provided however, that the acquisition of all stock of a corporate tenant by any corporation, the stock of which is registered pursuant to the Securities Exchange Act of 1934 or the merger of a corporate tenant into such a corporation, the stock of which is so registered shall not itself be deemed a violation of this Article 10. For the purposes of this Article 10, the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved. If Tenant is a general partnership having one or more corporations as partners, or if Tenant is a limited partnership having one or more corporations as general partners, the provisions above shall apply to each of such corporations as if such corporation had been the Tenant hereunder. If Tenant is a general partnership (whether or not having any corporations as partners) or if Tenant is a limited partnership (whether or not having any corporations as general partners), the transfer of partnership interests constituting a majority [fifty one percent (51%) or more of the ownership interest in the partnership] shall be deemed an assignment for the purposes of this Lease.

                  10.6. It is understood and agreed by Tenant that no sublease or assignment shall be permitted to any party which is currently a tenant in the Building, or any partners, associates, officers, directors, shareholders, affiliates, or employees of any current tenant in the Building.


                  10.7. The Tenant agrees that Tenant shall not, under any circumstances, advertise the space it desires to sublet or assign for a rental rate less than the "market rate" (as that term is hereafter defined). The term "market rate" for the purposes of this Subarticle 10.07 is defined to mean the per square foot rental rate for similar office space in similar buildings situated within a five-mile radius of the Building.

         11. Compliance With Laws

                  11.1. Tenant, at its own cost and expense, shall comply with all federal, state, municipal and other laws, ordinances, rules, and regulations applicable to the Demised Premises and the business conducted therein by Tenant (including specifically, without limitation, any temperature control restrictions, or environmental requirements); and Tenant shall not engage in any activity which would cause Landlord's fire and extended coverage insurance to be canceled or the rate therefor to be increased (or, at

Landlord's option, Tenant will pay such increase on demand). Further, Tenant shall not commit any act which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the exclusive judgment of Landlord, appreciably damage Landlord's goodwill or reputation or tend to injure or depreciate the Building, and Tenant will not commit or permit waste in the Demised Premises or the Building and will comply with all rules and regulations applicable to the Building from time to time promulgated by Landlord. The initial Rules and Regulations of the Building are attach hereto as Exhibit "C" and made a part hereof for all purposes. Tenant will not paint, erect or display, any advertisement, placard, or lettering which is visible in the corridors or in the lobby of the Building or from the exterior of the Building without Landlord's express prior written approval.

         12. Fire Or Other Casualty

                  12.1. If at any time during the term of this Lease, the Demised Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty, then Landlord shall have the election to terminate this Lease or to repair and reconstruct the Demised Premises and Building to the condition in which they existed immediately prior to such damage or destruction and Landlord shall give Tenant notice of such election within sixty (60) days from the date of such damage or destruction.

                  12.2. In any of the circumstances provided for in Article 12.1 above, rental shall abate proportionately during the period and to the extent that the Demised Premises are unfit for use by Tenant in the ordinary conduct of its business. If Landlord has elected to repair and restore the Demised Premises, this Lease shall continue in full force and effect and such repairs will be made within a reasonable time thereafter, subject to delays arising from shortages of labor or material, acts of God, war, or other conditions beyond Landlord's reasonable control. In the event this Lease is terminated as herein permitted, Landlord shall refund to Tenant any prepaid rent (unaccrued as of the date of damage or destruction) less any sum then owing to Landlord by Tenant. If Landlord has elected to repair and reconstruct the Demised Premises, then the Lease term shall be extended by a period of time equal to the period of repair and reconstruction.

         13. Eminent Domain

                  13.1. If any part of the Demised Premises or the Building shall be taken by the exercise of the power of eminent domain during the term of this Lease, Landlord may elect to terminate this Lease or to continue the same in effect. If Landlord elects to continue this Lease, the rental shall be reduced in proportion to the area of the Demised Premises so taken and the Landlord shall repair any damage to the Demised Premises or Building resulting from such taking. All sums awarded or agreed upon between

Landlord and the condemning authority for taking of the interest of Landlord or Tenant, whether as damages or compensation, will be the property of Landlord without prejudice however, to the claims of Tenant against the condemning authority on account of the unamortized cost of leasehold improvements paid for by Tenant taken by the condemning authority. If this Lease should be terminated under any provision of this Article 13.1. rental shall be payable to the date that possession is taken by the condemning authority, and Landlord will refund to the Tenant any prepaid unaccrued rent less any sum then owing by Tenant to Landlord.

         14. Indemnity

                  14.1. Except for injury, death, or property damage resulting solely from the negligence of Landlord for which Landlord is legally liable, Tenant agrees to expressly indemnify and save Landlord harmless from all claims (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, contractors, or invitees, or resulting from any injury to any person or damage to any property of any person occurring during the term of this Lease in the Building or in the Demised Premises. Tenant agrees to use and occupy the Demised Premises and other facilities of the Building at its own risk and hereby releases Landlord, its agents or employees, from all claims for any damage or injury to the full extent permitted by law.

                  14.2. Tenant agrees that Landlord shall not be responsible or liable to Tenant, its employees, agents, customers or invitees for bodily injury (fatal or nonfatal) or property damage occasioned by the acts or omissions of any other tenant or such tenant's employees, agents, contractors, customers, or invitees within the Building.

                  14.3. Tenant shall, at its sole cost and expense, procure and maintain throughout the term of this Lease, a policy of general comprehensive liability insurance insuring Landlord (Landlord shall be a named insured) as well as Tenant, against any and all liability for injury to or death of a person or persons and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Demised Premises or by the condition of the Demised Premises. Such policy shall contain a blanket contractual liability endorsement (including the contractual liability of Tenant to indemnify Landlord) and shall contain a combined single limit of not less than $1,000,000.00 with respect to injuries to or death of any person(s) or property damaged or destroyed or such other limits as may from time to time be required by Landlord, and shall be written by an insurance company or companies satisfactory to Landlord and licensed to do business in the State of Connecticut, with the Landlord named as an additional insured. Tenant shall obtain a written obligation on the part of the insurance company issuing such policy to notify Landlord at least thirty
(30) days prior to cancellation of such insurance. Such policy or duly executed certificates of insurance relating thereto, shall be promptly delivered to Landlord and renewals thereof shall be delivered to Landlord at least thirty
(30) days prior to the expiration of the term of such policy. If Tenant shall fail to comply with the foregoing requirements, or any of them, Landlord may, but shall not have the obligation to, obtain such insurance for Tenant and Tenant shall pay to Landlord, upon demand, the premium cost thereof as additional rental hereunder.

         15. Waiver of Subrogation

                  15.1. In the event that either Landlord or Tenant sustains a loss by reason of fire or other casualty which is a type of risk covered by such parties fire and extended coverage insurance policy and such fire or casualty is caused in whole or in part by acts or omissions of the other party, its agents, servants, or employees, then the party sustaining such loss agrees that to the extent that the party sustaining such loss is compensated for such loss by its aforesaid insurance proceeds, the party sustaining such loss shall have no right of recovery against the other party, or the agents, servants, or employees of the other party; and no third party shall have any right of recovery by way of subrogation or assignment or otherwise.

         16. Subordination

                  16.1. This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the real property of which the Demised Premises is a part, and to all deeds of trust and mortgages which may now or hereafter affect any such leases or such real property, and to all renewals, modifications, replacements, and extensions thereof. Tenant agrees that any such ground lessor or any mortgagee and/or beneficiary of any deed of trust or other lien shall have the right at any time to subordinate such lease, mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as they shall deem appropriate, in their sole discretion. Upon demand, Tenant agrees to execute any further instruments subordinating this Lease as Landlord, or any ground lessor or mortgagee or beneficiary of any deed of trust affecting the Demised Premises may request. The provisions of this Article 16 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its cost and expense, any instrument, in recordable form if required, that Landlord, the lessor of any ground lease, or the holder of any mortgage, or the beneficiary of any deed of trust or any of their respective successors in interest may request to evidence such subordination.

         17. Access By Landlord

                  17.1. Landlord, its agents, representatives and employees shall have access to and the right to enter upon the Demised Premises at any reasonable time and with 24 hour notice to examine the condition thereof, to make any repairs or alterations required to be made by Landlord hereunder, to show the Demised Premises to prospective purchasers or tenants, and for any other purpose deemed reasonable by Landlord and the Landlord may enter the premises at any time for purposes of an emergency.

         18. Landlord's Lien

                  18.1. To secure the payment of all rent due and to become due hereunder, and the faithful performance of all of the other covenants of this lease required by tenant to be performed, tenant hereby gives to landlord an express contract lien on and a security interest in, all property, fixtures, equipment, furnishings and merchandise which may be placed in the demised premises and also upon all proceeds of any insurance which may accrue to tenant by reason of damage to or destruction of any such property. The provisions of this paragraph relating to said lien and security interest shall constitute a security agreement under the uniform commercial code so that the landlord shall have and may enforce a security interest on all property of tenant now or hereafter placed in or on the demised premises, including, but not limited to, machinery, equipment, fixtures, furnishings, and other articles of personal property now or hereafter placed in or upon the demised premises by tenant. Tenant agrees to execute, as debtor, such financing statements as landlord may now or hereafter reasonably request in order that such security interest or interests may be protected pursuant to the uniform commercial code. Landlord may, at its election at any time, file a copy of this lease as a financing statement. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under the uniform commercial code in addition to and cumulative of the landlord's liens and rights provided by law or by the other terms and provisions of this lease. Tenant hereby waives all exemption laws. Tenant hereby unconditionally agrees to execute, concurrent with this lease and from time to time as required by Landlord, all forms necessary for filing with the Secretary of State for the State of Connecticut to perfect such lien and security interest. Tenant's failure to execute such forms shall constitute a default hereunder.

         19. Default and Remedies

                  19.1. If default be made in the payment of any sum to be paid by Tenant to Landlord under this Lease, and such default shall continue for ten(10) days; or default shall be made in the performance of any of the other covenants or conditions which Tenant is required to observe and to perform, and such default shall continue for fifteen (15) days; or if the interest of Tenant under this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Tenant to declare Tenant a bankrupt or to delay, reduce or modify Tenant's debt or obligations; or if any petition shall be filed or other action taken to reorganize or modify Tenant's capital structure if Tenant be a corporation or other entity; or if Tenant be declared insolvent according to law, or if any assignment of Tenant's property shall be made for the benefit of creditors; or if a receiver or trustee is appointed for Tenant or its property; or if Tenant shall abandon the Demised Premises during the term of this Lease or any renewals or extensions thereof, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, or filing) and thereupon, at Landlord's option, Landlord may have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity:

                      19.1.1. Landlord may terminate this Lease and forthwith repossess the Demised Premises and be entitled to recover forthwith as damages a sum of money equal to the total of:

                                19.1.1.1. The cost of recovering the Demised
Premises.

                                19.1.1.2. The unpaid rent earned at the time of
termination, plus interest thereon at the maximum applicable lawful interest rate from the due date.

                                19.1.1.3. The balance of the rent for the
remainder of the term of the Lease, less the fair market rental value of the Demised Premises for said period.

                                19.1.1.4. Any other sum of money and damages
owed by Tenant to Landlord.

                      19.1.2. Landlord may terminate Tenant's right of possession (but not the Lease) and may repossess the Demised Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may, but shall be under no obligation to do so, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Land-lord. For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions in or to the Demised Premises that may be necessary or convenient, and if Landlord shall fail or refuse to relet the Demised Premises, or if the same are relet and a sufficient sum shall not be realized from such reletting after paying the unpaid Annual Base Rent and additional rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the maximum lawful interest rate, the cost of recovering possession, and all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease to be paid, the Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such periods, or if the Demised Premises have been relet, the Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Article 19 from time to time, and that no delivery to or recovery of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous breach.

                  19.2. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or equity.

                  19.3. In the event of default by Tenant in any of the terms or covenants of this Lease or in the event the Demised Premises are abandoned by Tenant, Landlord shall have the right, but not the obligation, to relet same for the remainder of the term provided for herein, and if the rent received through reletting does not at least equal the rent provided for herein, Tenant shall pay and satisfy the deficiency between the amount of the rent so provided for and that received through reletting, including, but not limited to, the cost of renovating, altering and decorating for a new occupant. Nothing herein shall be construed as in any way denying Landlord the right, in the event of abandonment of the Demised Premises or other breach of this Agreement by Tenant, to treat the same as an entire breach and at Landlord's option to terminate this Lease and/or immediately seek recovery for the entire breach of this Lease, and any and all damages which Landlord suffers thereby.

                  19.4. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent or other sums due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

                  19.5. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting it a lien or claim upon Landlord's property and/or rent due Landlord), but prior to any action Tenant will give Landlord (and any mortgagee of Landlord whose name and address is made known to Tenant) written notice specifying in detail such default, and Landlord (or Landlord's mortgagee) shall thereupon have forty-five (45) days (plus such additional reasonable period as may be required in the exercise by Landlord or Landlord's mortgagee of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. In the event Landlord's mortgagee elects to cure any default by Landlord (which Landlord's mortgagee may elect to do, but shall not be obligated to do), Tenant will accept such curative action as if such action had been taken by Landlord. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of its possession and ownership of the Building and not thereafter.

                  19.6. Paragraph deleted.

                  19.7. Landlord at any time and without notice, may, but shall not be obligated to, cure any default by Tenant. All costs and expenses incurred by Landlord in curing any such default by Tenant, including reasonable attorney's fees and interest (at the maximum rate allowed by applicable law) from the date such costs and expenses were incurred, shall be paid by Tenant to Landlord on demand and shall be recoverable as rent.

         20. Nonwaiver

                  20.1. Neither acceptance of rent by Landlord nor failure by Landlord to complain of any action, nonaction or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any default of any right for either a subsequent default of the same obligation or any other default.

         21. Holding Over

                  21.1. If Tenant should remain in possession of the Demised Premises after the expiration or termination of the term of this Lease, without the execution by Landlord and Tenant of a new Lease, then Tenant shall be deemed to be occupying the Demised Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of two times the per day rental provided hereunder (and which is applicable for the month preceding the month in which the date of expiration or termination occurs), computed on the basis of a thirty (30) day month.

         22. Notice

                  22.1. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either sent by United States Registered, Certified Mail, postage prepaid, with return receipt requested or by third party courier, such as Federal Express, if for Landlord, to the Building office, or if for Tenant, to the Demised Premises. Such addresses may be changed from time to time by either party by giving notice as provided above. Notice shall be deemed given when delivered or when postmarked.

         23. Limitation of Landlord's Liability

                  23.1. Tenant agrees to look solely to Landlord's estate and interest in the land and Building [or the (ground) lease of the Building, if applicable] and the Demised Premises, for the satisfaction of any right or remedy of Tenant or the collection of any judgment (or other judicial process) requiring the payment of money by Landlord, in the event of any liability by Landlord, and no other property or assets of Landlord (or the partners or members thereof if Landlord is other than an individual or corporation) shall be subject to levy, execution or attachment or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder, or Tenant's use and occupancy of the Demised Premises or the Building, or any other liability of Landlord to Tenant. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the land and the Building (or the owner of any lease of the Building or the land upon which it is situated and the Building) so that in the event of any transfer of title to the land and Building or said lease, or in the event of a lease of the Building or of the land and Building, upon notification to Tenant of such transfer or lease the said transferor Landlord shall be and hereby is entirely freed and relieved of any and all covenants, obligations and liabilities of Landlord, hereunder and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties or any transferee of title to the land and Building (or any applicable ground lease, or any lease of the Building) that the transferee or the lessee has assumed and agreed to carry out any and all such covenants, obligations, and liabilities of Landlord hereunder.

         24. Estoppel Certificate

                  24.1. At Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord (or any third party designated by Landlord), within five
(5) days after such request, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there has been any modifications, that the same is in full force and effect, as modified, and stating with particularity the nature of each modification) and the dates to which rent and other charges may have been paid in advance, it being intended that any such statement delivered pursuant to this Article 24 may be relied upon by any prospective purchaser, assignee or encumbrancer of the Building and/or the Demised Premises. Any such statement shall contain, in addition to matters set forth above, and upon the designation by Landlord, the following:

                           24.1.1. Any rent deposits, security deposits, or
advance rentals paid.

                           24.1.2. The fact that no default exists hereunder by
either Landlord or Tenant, or if any default is claimed, specify the nature of such default.

         25. Attorneys' Fees

                  25.1. In the event Tenant shall default in the performance of any of the terms, covenants, agreements, or conditions contained in this Lease and Landlord places the enforcement of this Lease, or a part thereof, or the collection of any rent due hereunder or to become due hereunder, or recovery of possession of the Demised Premises in the hands of an attorney, or files suit upon the same, Tenant agrees to pay to Landlord the reasonable attorneys' fees incurred by Landlord in connection therewith, together with all court costs and expenses related thereto.

         26. Administrative Charge for Late Payment

                  26.1. Any payment of Annual Base Rent received by Landlord after the tenth (10th) day of the month shall be considered a late payment, and an administrative charge of $25.00 (per late payment) shall become due and payable to Landlord on demand, to compensate Landlord for the cost, time, and inconvenience of collecting late rents, which administrative charge shall be deemed as additional rent due hereunder. The date the payment is received, in good and sufficient funds, shall be considered the effective date for purposes of determining the administrative charge. Any payments made by check shall be considered late, and the terms of this Lease shall be considered breached by Tenant, should such check not be paid upon first presentation to Tenant's indicated bank. Acceptance by Landlord of late rent and administrative charges due therefor shall not constitute a waiver of Landlord's rights and remedies available in connection with any subsequent failure of Tenant to pay the Annual Base Rent (or any additional rents due hereunder) or to make any other payment due Landlord hereunder in the manner or time provided for herein. Landlord shall have the same remedies for default for the payment of additional rent as are available to Landlord in the case of a default in payment of Annual Base Rent.

         27. Relocation and Substitution of Premises

                  27.1. Landlord shall have the right to relocate Tenant in other space within the Building, provided that such space is comparable in size and sufficient for Tenant's intended use in Landlord's reasonable judgment. In the event Landlord shall elect to relocate Tenant pursuant to the provisions of this paragraph, Landlord shall give Tenant not less than sixty (60) days' written notice, indicating the location of Tenant's new space and the date on which Tenant shall move to Tenant's new space in the Building. Upon receipt of notice from Landlord that Landlord elects to relocate Tenant pursuant to the provisions hereof, Tenant shall notify Landlord, not later than twenty (20) days after receipt of such notice, that Tenant will move to the space designated by Landlord in the Building or will not accept such move and elects to terminate this Lease, such termination to be effective thirty (30) days after Tenant so notifies Landlord. If Tenant does not so notify Landlord that Tenant either accepts relocation designated by Landlord or terminates this Lease, all within twenty (20) days after receipt of notice from Landlord that Landlord has elected to relocate Tenant, then this Lease shall terminate effective thirty (30) days after Tenant receives notice from Landlord to relocate. Landlord agrees to pay the cost of moving Tenant's furniture and equipment to the new space. In the event Tenant elects not to relocate and to terminate this Lease, Landlord shall have no liability to Tenant for earlier termination of this Lease or for any cost or expense of moving from the Demised Premises. When Tenant has moved, the new space shall be the "Demised Premises" which is the subject of this Lease. Otherwise, neither the terms and provisions hereof nor Tenant's duties and obligations hereunder shall be affected by relocation of Tenant to other space in the Building.

         28. Miscellaneous

                  28.1. In any circumstance where Landlord is permitted to enter upon the Demised Premises during the lease term, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder or by law to go-upon the Demised Premises, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Demised Premises or a breach by Landlord of any of its obligations hereunder or render Landlord liable for damages for loss of business or otherwise or entitle Tenant to be relieved from any of its obligations hereunder or grant Tenant any right of set-off or recoupment or other remedy; and in connection with any such entry incident to performance of repairs, replacements, maintenance or construction, all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Demised Premises that may be required or utilized in connection with such entry by Landlord.

                  28.2. Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty, or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative and no remedy of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other.

                  28.3. Except as may be otherwise herein expressly provided, in all circumstances under this Lease where prior consent or permission of one party ("first party") is required before the other party ("second party") is authorized to take any particular type of action, the matter of whether to grant such consent or permission shall be within the sole and exclusive judgment and discretion of the first party; and it shall not constitute any nature or breach by the first party hereunder or any defense to the performance of any covenant, duty or obligation of the second party hereunder that the first party delayed or withheld the granting of such consent or permission, whether or not the delay or withholding of such consent or permission was prudent or reasonable or based on good cause.

                  28.4. In all instances where Tenant is required hereunder to pay any sum or do any act at a particular indicated time or within an indicated period, except as expressly otherwise provided herein, it is understood that time is of the essence.

                  28.5. The obligation of Tenant to pay all rent and other sums hereunder provided to be paid by Tenant and the obligation of Tenant to perform Tenant's other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is hereinabove expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, or deduct from or offset against any rent and other sums provided hereunder to be paid Landlord by Tenant. Tenant waives and relinquishes any right to assert, either as a claim or as a defense, that Landlord is bound to perform or is liable for the nonperformance on any implied covenant or implied duty of Landlord not expressly herein set forth.

                  28.6. Absent intentional, willful or reckless conduct, Landlord shall not be liable for consequential damages or special damages.

                  28.7. Tenant agrees that no food, soft drinks, or other vending machine will be installed within the Demised Premises without the written consent of Landlord first received which consent will not be unreasonably withheld.

                  28.8. All monetary obligations of Landlord and Tenant (including, without limitation, any monetary obligation of Landlord or Tenant for damages for any breach of the respective covenants, duties or obligations of Landlord or Tenant hereunder) are performable exclusively in South Norwalk, Connecticut.

                  28.9. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability the remainder shall not affect thereby and each and every other term, covenant and provision of the Lease shall be valid and enforceable to the fullest extent permitted by law.

                  28.10. Landlord shall have the right, at any time and from time to time, to change the name of the Building.

                  28.11. Nothing herein contained shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of a partnership or joint venture between the parties hereto, it being understood and agreed that neither the provisions hereof nor the acts of the parties shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

                  28.12. Tenant hereby acknowledges that landlord makes no warranties of any kind or nature, express or implied, not specifically set forth above in this lease, whether with respect to the physical condition of the demised premises or the building or any other matter whatsoever. To the maximum extent permitted by law, landlord disclaims any such warranties, specifically including, but not limited to, any warranty of habitability or fitness for any particular purpose.

                  28.13. If there be more than one person or entity named as "Tenant" in this Lease, the obligations imposed upon Tenant shall be joint and several. If there shall be any Guarantor(s) of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be joint and several obligations of Tenant and such Guarantor(s); and Landlord need not first proceed against Tenant hereunder before proceeding against any such Guarantor(s) nor shall any such Guarantor(s) be released from its, or their, guarantee, for any reason whatsoever.

                  28.14. This Lease and any work letter, exhibits or addenda signed by the parties and attached hereto constitute the entire agreements between Landlord and Tenant. No prior written or prior contemporaneous oral promises or representations shall be binding.

                  28.15. This Lease shall not be amended, changed or extended except by written instrument signed by Landlord and Tenant.

                  28.16. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto, provided however this provision shall in no way whatsoever alter the restriction herein regarding assignment and subletting by Tenant.

                  28.17. Paragraph captions herein are for convenience only and shall neither limit or amplify the provisions of this Lease.

                  28.18. The submission of this Lease by Landlord for examination shall not constitute a reservation or option for the Demised Premises and this Lease shall become effective only upon execution hereof by all parties hereto and delivery of a fully executed copy to Landlord.

                  28.19. If any guaranty of this Lease by a third party designated by Landlord is required by Landlord, such designated third party guaranty shall be of the form and substance of Exhibit "E" attached hereto and made a part hereof for all purposes. Landlord may terminate this Lease at any time after Landlord requests such guaranty to be delivered by Tenant until Landlord receives such guaranty fully executed by the third party Guarantors designated by Landlord.

         29. Signage

                  29.1. It is understood and agreed that all other aspects of Tenant's signs, including but not limited to size, materials and color, must be first approved by Landlord, in writing, and is also subject to all restrictions, codes, regulations and ordinances which affect the property upon which the Building is situated. The cost and maintenance of Tenant's signs shall be paid by Tenant.

         30. Parking

                  30.1. Landlord shall make available to Tenant the number of Parking Permits listed on the Lease Cover Page.

         31. Redevelopment Regulations

                  31.1 The Tenant understands that the premises is subject to an Urban Renewal Act, as amended and as such agrees to be bound by these regulations as enforced by the Norwalk Redevelopment Agency or any other governmental agency.

         32. Mechanics Liens

                  32.1 If any act or omission by Tenant, its successors or assigns, sub-lessee or any other party occupying the Demised Premises, results in any mechanics lien or other lien, being filed against Landlord or the Demised Premises, Tenant shall at its sole cost, discharge or bond the same within thirty (30) days after Tenant receives written notice thereof or Landlord receives written notice thereof and Landlord notifies Tenant in writing. Tenant hereby indemnifies and holds Landlord harmless against all costs, liabilities, suits, penalties, claims and demands, including reasonable attorney's fees, which may result therefrom.

         33. OPTION TO RENEW

                  33.1 Landlord hereby grants to Tenant the option to extend this Lease for such renewal terms as are shown at 1.(d) on the lease cover page upon the same terms, conditions, covenants and provisions as are herein contained except for this Option to Renew and for the Annual Base Rent specified on the lease cover page. This option to renew shall be exercised by the Tenant's delivery to the Landlord a written notice of the Tenant's uncon-ditional exercise of this option, prior to the day specified at 1.(e), Option Date. The Annual Base Rent for the Renewal Term shall be in accordance with the calculation or Annual Base Rent at 1.(f) on the lease cover page.

         EXECUTED on this 4th day of April, 1997


                                  LANDLORD:
                                  50 Washington St. Realty Corp.


By: /s/ Illegible signature
Name: /s/ Illegible signature
Title: President


                                  TENANT:
                                  Pequot Systems, Inc.
                                  Cybernet Data Systems, Inc.



By: /s/ Juergen Goersch
Name: /s/ Juergen Goersch
Title: Vice President






Cybernet Data Systms, Inc.
By: /s/ Marc Strausberg
Name: /s/ Marc Strausberg
Title: CO-CEO

                                   EXHIBIT "B"
                                    RULES AND
                                   REGULATIONS


 1. Tenant will refer all contractors, contractors representatives and installation technicians rendering any service for Tenant to Landlord's supervision and/or approval before performance of any such installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceiling, equipment or any other physical portion of the Building. None of this work will be done by Tenant without Landlord's prior written approval which consent will not be unreasonably withheld.

 2. The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and such work may be done at any time when the offices are vacant. The windows, doors, and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc,. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service.

  3. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which requires the use of elevators or stairways, or movement through the Building entrance or lobby shall be restricted to the hours designated by Landlord from time to time; all such movement shall be as directed by Landlord and in a manner to be agreed upon between Tenant and Landlord by prearrangement before performance; such prearrangement initiated by Tenant shall include determination by Landlord and subject to its decision and control of the time, method, and routine of movement. Limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item being brought into the Building. Tenant expressly assumes all risk of damage to any and all articles so moved, as well as injury to any person or persons or the public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of any acts in connection with carrying out this service for Tenant from the time of entering property to completion of the work, and Landlord shall not be liable for the act or acts of any person or persons so engaged in, or any damage or loss to any property or persons resulting directly or indirectly from any act in connection with such service performed by or for Tenant.

  4. No sign or signs in any form will be allowed on the exterior of the Building or on any window or windows inside or outside of the Building; and no sign or signs will be permitted in any atrium, plaza, hallway, tunnel, public corridor or on corridor doors or entrances to the Demised Premises, except for those signs which receive the prior written approval of Landlord; and no signs shall be permitted on the interior of the Demised Premises which are visible from the exterior of the Demised Premises, without the express, prior written approval of Landlord. Notwithstanding the foregoing, it is understood by Tenant that all signage in the Demised Premises or on any portion of the Demised Premises must first receive the written approval of Landlord.

 5. Tenant shall not place, install or operate on the Demised Premises or in any part of the Building, any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Demised Premises any explosives, gasoline, kerosine, oil, acids, caustics, or any other flammable, explosive, or hazardous material or conduct activities that produce loud or obnoxious sounds, or cause any odors whatsoever without the prior written consent of Landlord.

 6. No portion of any Tenant's leased area shall at any time be used for cooking, sleeping, or lodging quarters. No birds, animals or pets of any type, with the exception of guide dogs accompanying visually handicapped persons, shall be brought into or kept in, on or about Tenant's leased area.

 7. Landlord may permit entrance to Tenant's offices by use of pass keys controlled by Landlord or employees, contractors, or service personnel supervised or employed by Landlord.

 8. None of the entries, passage doors, elevators, elevator doors, hallways, or stairways shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into these areas, or such areas be used any time except for access or egress by Tenant's agents, employees or invitees.

 9. Tenant shall obtain Landlord's and mortgagee's approval for structural changes and/or alterations of the Building exterior or interior of any nature.

10. The location, weight and supporting devices for any safes and other heavy equipment shall in all cases be approved by Landlord prior to initial installation or relocation.

11.     Corridor doors, when not in use, shall be kept closed.

12. To insure orderly operation of the Building, Landlord reserves the right to approve all concessionaires, vending machine operators or other distributors of cold drinks, coffees, foods or other concessions, water, towels, or newspapers.

13. Landlord shall not be responsible to the Tenant, its agents, employees or invitees for any loss of money, jewelry or other personal property from the Demised Premises or public areas or for any damages to any property therein from any cause whatsoever whether or not such loss or damage occurs when an area is locked against entry.

14. Tenant shall exercise reasonable precaution in the protection of its personal property from loss or damage by keeping doors or unattended areas locked. Tenant shall also report any thefts or losses to the Building Manager and security personnel as soon as reasonably possible after discovery.

15. Tenant, its employees, guests and invitees may be called to show suitable identification and sign a building register when entering or leaving the Building at times other than normal building operating hours and all tenants shall cooperate fully with building security personnel in complying with such requirements.

16. Tenant shall not solicit or circulate advertising material among other tenants of the Building except through the regular use of U.S. Mail Service. Tenant shall notify the Building Manager or the building security personnel promptly if it comes to Tenant's attention that any unauthorized persons are soliciting from or causing annoyance to tenants, their employees, guests or invitees.

17. Landlord reserves the right to deny entrance to the Building or remove any person or persons from the Building in any case, where the conduct of such person or persons, in the sole opinion of Landlord, involves a hazard or nuisance to any tenant of the Building, tenants or the general public.

18. Landlord shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements, or delays of any duration in connection with the elevator service. Temporary inconvenience occasioned in connection with construction shall not be deemed to disturb Tenant as a part of the covenant of quiet enjoyment and possession.

19. Tenant shall not alter any lock or install any new locks or bolts on any doors or windows of the Demised Premises, without the prior written consent of the Landlord.

20. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, shall be thrown therein and the expense, stoppage or damage resulting from the violation of this rule shall be borne by Tenant who, or whose agents, officers, employees, contractors, servants, invitees or guests, shall have caused such damage.

21. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit to suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein.

22. All requests for overtime air conditioning or heating must be submitted in writing to the management office by 2:00 P.M. on the prior business day for weekday requests and by 2:00 P.M. Friday for weekend requests.

23. All tenant modifications resulting from remodeling in or to the Demised Premises must conform to all local and governmental laws and codes.

24. Tenants shall not tamper with or attempt to adjust temperature control thermostats in the Demised Premises. Landlord shall adjust thermostats, as necessary, to maintain the Building standard temperature.

25.     Rules concerning parking:

        (a)       All tenants must park in the designated area.

        (b) With the exception of certain designated, reserved, handicappedpersons and car-pool areas, there will be no assigned parking spaces.

        (c)       Vehicles must be parked within the marked spaces.

        (d) Persons using the parking area do so at their own risk. The landlord specifically disclaims all liability, except when caused solely by its gross negligence or willful misconduct, for any personal injury incurred by users of the parking area, their agents, employees, family, friends or guests, or as a result of damage to, theft of, or destruction of, any vehicle or any contents thereof as a result of the operations of parking vehicles in the parking area.

26. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be necessary for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their guests, employees and invitees, which rules and regulations, when made and written notice thereof is given to the Tenant, shall be binding upon it in like manner as if originally herein prescribed.

27. Landlord desires to maintain high standards of environment, comfort and convenience for its tenants. It will be appreciated if any undesirable conditions, lack of courtesy or attention by its employees is reported, in writing, to Landlord.

28. Smoking: we would like to remind everyone that the building common area shall be free from smoking. Smoking can be done either in the offices or outside the building.

29.     Waste: No waste is allowed to be left in the common area at any time.

30. Access cards: The access card is the only means to enter the building after hours. It automatically turns on and off the alarm and allows access to the building. The following instructions are essential for the access to the building, please make sure you follow the instructions carefully.

        (1) In the event of a lost or stolen card, please contact the management immediately so we can terminate the card. In the event that you the employer eliminates any of your employees please so the same.

        (2) Assign the employees the exact cards that will be designated to them based on the number printed on the card, this is important for it will be easier to identify the card later on.

        (3) If you wish to transfer a card from one employee to another contact the management so we can upgrade our file.

        (4)       The cost of a replacement card is $15.00.

        Operation of the access system:

        (1) Use only the main lobby door, since all other doors will be locked and alarmed.

        (2) Slide your card in the card reader located on your right hand side.

        (3) Enter the building and make sure that the door behind you is locked.

        (4) When you leave the building press the push bar on your left hand side, and when you leave please make sure that the door is locked behind you.

                                    AGREEMENT

         Made this 24 day of June, 1997 by and between Cybernet Data Systems, Inc. acting herein by Marc Strausberg its President duly authorized ("Cybernet") and Pequot Systems, Inc., acting herein by its President. Stefan Chopin, duly authorized ("Pequot"), wherein the parties agree as follows:




         WHEREAS, Cybernet Data Systems, Inc. is an on-line computer service provider previously operating out of offices in Wilton, Connecticut;

         WIHEREAS, Pequot Data Systems, Inc. is a computer service company previously operating out of offices in Westport, Connecticut;

         WHEREAS, Cybernet and Pequot have leased office space on the 9th floor of 50 Washington Street, Norwalk, Connecticut;

         WHEREAS, Cybernet and Pequot will each be jointly and severally liable on all obligations to the landlord pursuant to the lease for the premises; and

         WHEREAS, Cybernet and Pequot desire to fix their rights and responsibilities under such lease.

         NOW, THEREFORE, inconsideration of the mutual promises and obligations undertaken herein, the parties agree as follows:

         1. All rents, expenses, common area maintenance charges and assessments required under the terms of that certain lease by and between 50 Washington Street Realty and Cybernet/Pequot ("Lease") shall be borne equally by Cybernet and Pequot and each shall be responsible for Fifty (50%) Percent of all of such expenses, charges and assessments.

         2. Cybernet and Pequot will each be responsible for Fifty (50%) Percent of the monthly utility operating expenses for the premises, said utilities including electricity, water and gas only. Telephone charges and internet connections are specifically excluded from the foregoing sentence. Cybernet and Pequot shall each be responsible for their respective telephone and internet connection charges.

         3. Cybernet and Pequot shall each be solely responsible for all loss, damage, cost, or expense caused by it to the other arising out of or relating to use or occupancy of premises at 50 Washington Street, Norwalk, Connecticut pursuant to the Lease, and each shall indemnify, hold harmless, and defend the other from all loss, damage, cost, or expense to the other (including, but not limited to, court costs and attorneys' fees) arising out of or relating to such use or occupancy, whether such loss, damage cost, or expense is from an act of commission or omission, whether negligent or intentional, and whether or not such act constitutes a default under the terms of the Lease.

         4. In the event that either Pequot or Cybernet vacates the premises prior to the expiration of the lease term, such company shall continue to be responsible and liable for Fifty (50%) Percent of the rent and operating expenses of the premises as aforesaid, notwithstanding the fact that such company is not utilizing the utilities or space at such time.

         5. Cybernet and Pequot shall each maintain a premises liability insurance policy in the amount of $1,000,000.00, each naming the other company as an additional insured.

         6. In the event that a dispute arises under the terms of the lease or this agreement, the parties agree that any and all disputes shall be resolved by arbitration as follows:

         Cybernet appoints Attorney Neal L. Moskow as its representative, Pequot appoints Attorney James Brooks as its representative, and each of them shall choose a neutral third arbitrator. Thereafter, the Companies will present their arguments within thirty (30) days and such a panel shall resolve same within fourteen (14) days thereafter.

         WHEREFORE, the parties have hereunto set their hand and seal this 24 day of June, 1997







Cybernet Data Systems, Inc.                 Peguot Systems, Inc.
By: /s/ Marc Strausberg                     By: /s/ Stefan Chopin
   -------------------------------              -------------------------------
   Marc Strausberg                              Stefan Chopin
   President                                    President

                                ADDENDUM TO LEASE

         Agreement made this 4th day of April, 1997, by and between 50 Washington Street Realty Corp. (hereinafter "Landlord"), Pequot Systems, Inc. and Cybernet Data Systems, Inc. (hereinafter collectively "Tenant") wherein the parties agree as follows:

 1. Paragraph "O" on page 3 of the Lease Cover Page is hereby deleted in its entirety and replaced as follows:

          Tenant will renovate part of the office space to enable the build out of two (2) additional (new) offices ("Tenant's Work"). The cost of the Tenant's Work is estimated to be $13,451.00, which amount and any additional amounts shall be Landlord's responsibility and obligation. Tenant hereby agrees to pay to Landlord $13,451.00 in thirty-six (36) monthly payments of $373.64 each commencing with the first rent payment on May 1, 1997 and ending with the last rent payment on April 1, 2000 (See Exhibit C). Notwithstanding the foregoing, should the cost of Tenant's Work be less than $13,451.00, then Landlord shall credit to the Tenant an amount equal to the difference between the reduced amount and $13,451.00.

2.        Paragraph 2.2.1.4. is hereby added to the Lease as follows:
          Notwithstanding anything herein to the contrary, Landlord shall complete all of Landlord's Work and Tenant's Work on or before April 30, 1997. In the event that either or both of Landlord's Work and Tenant's Work is incomplete on May 1, 1997, then all payments due under the terms of the Lease (including, but not limited to, rent, maintenance charges and repayment of the cost of Tenant's Work) shall abate and be forever discharged on a per diem allocation basis until such time as both the Landlord's Work and Tenant's Work is complete. The parties expressly agree that Tenant may take possession of the Premises on May 1, 1997, provided, however, that such possession does not interfere with the completion of either or both of Landlord's Work and Tenant's Work.



50 WASHINGTON STREET REALTY CORP.           PEQUOT SYSTEMS, INC.


/s/ Illegible signature                     /s/ Juergen Goersch
----------------------------------          -----------------------------------
By: /s/ Illegible signature                 By: /s/ Juergen Goersch
Its: President, duly authorized             Its:       , duly authorized


                                            CYBERNET DATA SYSTEMS, INC.


                                            /s/ Marc Strausberg
                                            -----------------------------------
                                            By:/s/ Marc Strausberg
                                            Its:           , duly authorized